COMMONWEALTH OF THE BAHAMAS

FORM NO. (j)-1     MORTGAGE (to Secure Account Current, &c.)    (Body Corporate)

WITH THE CONSENT OF
THE BOARD OF TRADE
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         Official No.                             Name of Ship                            No., Year and Port of Registry
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                                                                                               Metric           Units
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
Length from forepart of stem to the aft side of the head of the stern post............
Main breadth to outside of plating....................................................
Depth in hold from tonnage deck to ceiling amidships..................................
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 Whether a Sailing, Steam or Motor Ship         Horse Power of Engines, if any
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 Number of Tons
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 Gross.........................................................................
 Register......................................................................
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and as described in more detail in the  Certificate of the Surveyor and the
Register Book.
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Whereas (a) Now we the (b)___________________ in consideration of the premises for ourselves and our successors, covenant with the said(c)___________________
and (d)___________________ assigns, to pay to him or them or it the sums for the time being due on this security, whether by way of principal or interest, at the times and manner aforesaid. And for the purpose of better securing to the said
(c) ___________________ the payment of such sums as aforesaid, we do hereby mortgage to the said (c)___________________ 64/64 shares, of which we are the
Owners in the Ship above particularly described, and in her boats and appurtenances.

Lastly, we for ourselves and our successors, covenant with the said
(c)___________________ and (d)___________________ assigns that we have power to mortgage in manner aforesaid the above-mentioned shares, and that the same ___________________ are free from incumbrances (e).

In witness whereof we have hereunto caused this mortgage to be executed as a deed on our behalf this ____ day of _____ One thousand nine hundred and ninety eight ___________________ was affixed hereunto in the presence of (b)


____________________________                  Per: ____________________________
Witness                                            Director


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(a) Here state by way of recital that there is an account current between the
Mortgagor (describing the company and giving its address), and the Mortgagee (giving address and description--if the Mortgagee is a Body Corporate the full title and address must be given, and if Joint Mortgagees are concerned they must be so described), and describe the nature of the transaction so as to show how the amount of principal and interest due at any given time is to be ascertained, and the manner and time of payment. (B) Name of the Company. (C) Full name of Mortgagee. (D) "his", "theirs" or "its". (e) If any prior incumbrance add, "save as appears by the Registry of the said Ship". (b) Signatures and description of witnesses, i.e., Directors, Secretary, etc. (as the case may be).
NOTE:--The prompt registration of a Mortgage Deed at the Port of Registry of the Ship is essential to the security of Mortgagee, as a Mortgage takes its priority form the date of production for registry, NOT FROM THE DATE OF THE INSTRUMENT. NOTE:--Registered Owners or Mortgagees are reminded of the importance of keeping the Registrar of Bahamian Ships informed of any change of residence on their part.
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